UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 April 28, 2020

SUTTER ROCK CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On and effective April 28, 2020, Sutter Rock Capital Corp. (the “Company”) entered into an amended and restated employment agreement with each of Mark D. Klein, the Company’s Chief Executive Officer and President, and Allison Green, the Company’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary. Certain material terms of such amended and restated employment agreements are described below in Item 5.02, which descriptions are incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended Employment Agreements

On and effective April 28, 2020, the Company entered into an amended and restated employment agreement with each of Mark D. Klein, the Company’s Chief Executive Officer and President (the “Amended Klein Agreement”), and Allison Green, the Company’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary (the “Amended Green Agreement,” and together with the Amended Klein Agreement, the “Amended Employment Agreements,” and each, an “Amended Employment Agreement”). As described below, the Amended Employment Agreements amended and restated the prior employment agreements of Mr. Klein and Ms. Green dated April 23, 2019 to, in relevant part, (i) extend the terms by one-year to December 31, 2023 and (ii) include provisions making Mr. Klein and Ms. Green eligible to receive additional bonus payments in excess of the annual amounts set forth therein, provided that they use 100% of the net amount of such additional bonus payments to purchase shares of the Company’s common stock.

Under the terms of the Amended Klein Agreement and the Amended Green Agreement, Mr. Klein and Ms. Green are entitled to receive an annual base salary of $850,000 and $450,000, respectively, and are eligible to earn annual bonus payments of up to 100% and 70% percent, respectively, of his or her then-effective base salary. Such annual bonus payments, if any, shall be payable at the discretion of the Company’s Board of Directors (the “Board of Directors”) if certain Company performance objectives, performance goals and other objectives, as mutually agreed upon by the Board of Directors and Mr. Klein and Ms. Green, as applicable, are achieved. In addition, Mr. Klein and Ms. Green are eligible to receive additional bonus payments in excess of such annual amounts, as determined by the Compensation Committee, provided that Mr. Klein and Ms. Green use 100% of the Net Amount (as defined in the Amended Employment Agreements) of such additional bonus payments to purchase shares of the Company’s common stock in accordance with the Company’s policies and procedures and applicable law.

The term of each of the Amended Klein Agreement and the Amended Green Agreement shall end on December 31, 2023, unless sooner terminated pursuant to their respective terms. The term of each of the Amended Klein Agreement and the Amended Green Agreement shall automatically extend for one year on December 31, 2023 and then on each succeeding anniversary of December 31, 2023, unless either party to such agreement elects in writing to terminate such agreement at least 30 days prior to the expiration of its then current term.

The term of each of the Amended Klein Agreement and the Amended Green Agreement shall terminate upon the occurrence of certain events specified therein. The Company can terminate Mr. Klein and Ms. Green’s respective employment with the Company with or without Cause (as defined in the Amended Employment Agreements) or as a result of Disability (as defined in the Amended Employment Agreements). Each of Mr. Klein and Ms. Green can terminate their respective employment with the Company with or without Good Reason (as defined in the Amended Employment Agreements). Upon termination of Mr. Klein or Ms. Green’s employment with the Company, he or she may be entitled to certain severance payments and benefits, as set forth in the Amended Klein Agreement and the Amended Green Agreement, as applicable.

The Amended Employment Agreements each contain a provision for the protection of the Company’s confidential information, trade secrets, and intellectual property during such executive’s employment with the Company or its affiliates and following termination of such executive’s employment. In that regard, except as required by law, such executive will not, directly or indirectly, at any time, disclose to any third person or use in any way, any non-public information or confidential information belonging to the Company or its affiliates.

The Company expects to file the Amended Klein Agreement and the Amended Green Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The foregoing descriptions of the Amended Klein Agreement and the Amended Green Agreement are qualified in their entirety by reference to the text of the Amended Klein Agreement and the Amended Green Agreement, respectively, when so filed.

Cancellation of Stock Options

The Company’s Compensation Committee (the “Compensation Committee”) determined that the stock option awards granted under the Company’s 2019 Equity Incentive Plan were not an effective means of incentivizing the Company’s employees, including Mr. Klein and Ms. Green, to advance stockholders’ interests. The Compensation Committee determined that other types of compensation, such as the bonus structure set forth in the Amended Employment Agreements and described above under Item 5.02, would provide a better method of aligning the interests of the Company’s’ employees with those of the Company’s stockholders. Accordingly, on April 28, 2020, all stock option awards granted under the Company’s 2019 Equity Incentive Plan to its employees, including Mr. Klein and Ms. Green, were cancelled for no payment pursuant to an option cancellation agreement (the “Option Cancellation Agreement”).

The Company expects to file a form of the Option Cancellation Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The foregoing description of the Option Cancellation Agreement is qualified in its entirety by reference to the text of the Option Cancellation Agreement when so filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	SUTTER ROCK CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary